UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 5, 2015, NVR, Inc. (the “Company”) held its Annual Meeting of Shareholders. There were 4,061,812 shares of the Company’s common stock eligible to vote at the Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:

1. Election of all directors for one-year terms:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Dwight C. Schar	3,681,076	21,586	1,160	170,873
C.E. Andrews	3,678,220	18,999	6,603	170,873
Timothy M. Donahue	3,686,379	11,027	6,416	170,873
Thomas D. Eckert	3,677,547	19,691	6,584	170,873
Alfred E. Festa	3,686,274	10,941	6,607	170,873
Ed Grier	3,688,349	8,983	6,490	170,873
Manuel H. Johnson	3,671,562	25,600	6,660	170,873
Mel Martinez	3,687,558	9,744	6,520	170,873
William A. Moran	3,444,636	251,823	7,363	170,873
David A. Preiser	3,654,168	42,971	6,683	170,873
W. Grady Rosier	3,675,602	21,728	6,492	170,873
Paul W. Whetsell	3,675,901	22,012	5,909	170,873

2. Ratification of the appointment of KPMG LLP as Independent Auditor for 2015:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,863,021	8,143	3,531	—

3. Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,555,565	139,251	9,006	170,873

4. The non-binding shareholder proposal regarding proxy access:

Votes For	Votes Against	Abstentions	Broker Non-votes
1,533,810	2,161,770	8,242	170,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: May 6, 2015	By:	/s/ Daniel D. Malzahn
		Name:	Daniel D. Malzahn
		Title:	Vice President and Chief Financial Officer